Exhibit 10.1a
March 30, 2007
Gomez, Inc.
420 Bedford Street
Lexington, Massachusetts 02420
Attention: Richard M. Darer
Re:     Lease at 10 Maguire Road, Lexington, Massachusetts — Target Commencement Date
Dear Mr. Darer:
Reference is made to that certain Office Lease Agreement dated December 11, 2006 (the “Lease”) by and between Normandy Lexington Acquisition, LLC (“Landlord”) and Gomez, Inc. (“Tenant”) for certain space in the building located in “building 3” at 10 Maguire Road, Lexington, Massachusetts (the “Premises”). The purpose of this letter (this “Letter Agreement”) is to confirm our understanding regarding the extension of the “Target Commencement Date” as defined in Section 3.1 of the Lease.
The parties hereto acknowledge and agree that effective as of December 11, 2006, in Section 3.1 of the Lease the date “April 1, 2007” shall be deleted and replaced with the date “April 23, 2007”, and for all purposes in the Lease, the Target Commencement Date, as defined in Section 3.1 of the Lease, shall be April 23, 2007.
Except as specifically provided herein, all of the terms and conditions of the Lease shall remain in full force and effect.
This Letter Agreement may be signed in multiple counterparts, each of which when so executed and delivered by facsimile or hand shall be deemed an original.
Please countersign in the space provided below to acknowledge your agreement to the terms set forth herein. Very truly yours, Normandy Lexington Acquisition, LLC

Very truly yours,

Normandy Lexington Acquisition, LLC

By:	/s/ Raymond F. Trevisan
Raymond F. Trevisan, Vice President

ACKNOWLEDGED AND AGREED

Gomez, Inc.

By:	/s/ Richard M. Darer	3/30/07
Darer, Vice President
and Chief Financial Officer